Exhibit 4.55

THIS SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of October 31, 2017 by and among TOLL BROTHERS FINANCE CORP. (the “Issuer”), the parties listed on Schedule A hereto (each a “Surviving Guarantor” and collectively, the “Surviving Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).
WHEREAS, in connection with the mergers of certain Guarantors (each a "Merged Guarantor" as listed on Schedule B hereto) with and into the Surviving Guarantors appearing next to such Merged Guarantors on Schedule B hereto, each of the Surviving Guarantors is executing and delivering this Sixteenth Supplemental Indenture to affirm its obligations under the Indenture (as defined on Exhibit A attached hereto) pursuant to Sections 5.01 and 10.01(1) thereof; and
WHEREAS, the consent of Holders to the execution and delivery of this Sixteenth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Sixteenth Supplemental Indenture have been taken.
NOW, THEREFORE IT IS AGREED:
Section 1.Definitions. Capitalized terms used in this Sixteenth Supplemental Indenture and not otherwise defined herein (including Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture.
Section 2.    Joinder. Each Surviving Guarantor agrees that by its entering into this Sixteenth Supplemental Indenture, such Surviving Guarantor hereby ratifies, approves and confirms in all respects its obligations under the Original Indenture both in its own capacity and as successor to its respective Merged Guarantor.
Section 3.    Ratification of Indenture. This Sixteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 4.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 5.    Successors and Assigns. All covenants and agreements in this Sixteenth Supplemental Indenture by each Surviving Guarantor shall bind each such Surviving Guarantor’s successors and assigns, whether so expressed or not.
Section 6.    Separability Clause. In case any one or more of the provisions contained in this Sixteenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 7.    Governing Law. This Sixteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Sixteenth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Sixteenth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
Section 8.    Counterparts. This Sixteenth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 9.    Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixteenth Supplemental Indenture.
IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the date first above written.

TOLL BROTHERS FINANCE CORP., as Issuer

By:	/s/ Joseph R. Sicree
Name: Joseph R. Sicree
Title: Senior Vice President

THE SURVIVING GUARANTORS NAMED ON
SCHEDULE A HERETO, as Guarantors

By:	/s/ Joseph R. Sicree
Name: Joseph R. Sicree
Title: Designated Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

SCHEDULE A

SURVIVING GUARANTORS

Toll Centennial Corp.
Toll Diamond Corp.
Toll Golden Corp.
Toll Holdings, Inc.
Toll Land Corp. No. 43
Toll Land Corp. No. 50
Toll Mid-Atlantic LP Company, Inc.
Toll NJ I, L.L.C.
Toll Northeast LP Company, Inc.
Toll PA Builder Corp.
Toll Southeast LP Company, Inc.
Toll Southwest LLC
Toll West Coast LLC

SCHEDULE B

LIST OF MERGERS

MERGING GUARANTORS            SURVIVING GUARANTORS

California Corps to be merged            California Corps to be merged into

Toll CA GP Corp.                    Toll West Coast LLC

Toll YL, Inc.                    Toll West Coast LLC

Colorado Corp to be merged            Colorado Corp to be merged into

Toll CO GP Corp.                Toll Southwest LLC

Delaware Corps to be merged            Delaware Corps to be merged into

Amwell Chase, Inc.                Toll NJ I, L.L.C.

Fairway Valley, Inc.                Toll Holdings, Inc.

Franklin Farms G.P., Inc.                Toll Northeast LP Company, Inc.

MA Limited Land Corporation            Toll Holdings, Inc.

Tenby Hunt, Inc.                    Toll Mid-Atlantic LP Company, Inc.

Toll AZ GP Corp.                    Toll Southwest LLC

Toll Buckeye Corp.                Toll Land Corp. No. 50

Toll Granite Corp.                Toll Holdings, Inc.

Toll Land Corp. No. 6                Toll Holdings, Inc.

Toll Land Corp. No. 10                Toll NJ I, L.L.C.

Toll Land Corp. No. 20                Toll Northeast LP Company, Inc.

Toll Land Corp. No. 43                Toll Mid-Atlantic LP Company, Inc.

Toll Mid-Atlantic Note Company, Inc.        Toll Diamond Corp.

Toll Midwest Note Company, Inc.            Toll Land Corp. No. 50

Toll Northeast Note Company, Inc.            Toll Holdings, Inc.

Toll Palmetto Corp.                Toll Mid-Atlantic LP Company, Inc.

Toll Southeast Note Company, Inc.            Toll Mid-Atlantic LP Company, Inc.

Toll Southwest Note Company, Inc.            Toll Centennial Corp.

Toll TX GP Corp.                    Toll Southwest LLC

Toll Westcoast Note Company, Inc.            Toll Golden Corp.

Florida Corp to be merged            Florida Corp to be merged into

Toll FL GP Corp.                    Toll Southeast LP Company, Inc.

Georgia Corp to be merged            Georgia Corp to be merged into

Toll GA GP Corp.                Toll Southeast LP Company, Inc.

Illinois Corp to be merged            Illinois Corp to be merged into

Toll IL GP Corp.                    Toll Northeast LP Company, Inc.

MD LP to be merged                MD LP to be merged into

Toll MD Builder I, L.P.                Toll Land Corp. No. 43

MD Corp to be merged                MD Corp to be merged into

Toll MD Builder Corp.                Toll Holdings, Inc.

MI Corps to be merged                MI Corp to be merged into

SH Homes Corporation                Toll Holdings, Inc.

SI Investment Corporation                Toll Holdings, Inc.

Toll Development Company, Inc.            Toll Holdings, Inc.

Toll MI GP Corp.                    Toll Northeast LP Company, Inc.

MN Corp to be merged                MN Corp to be merged into

Toll MN GP Corp.                Toll Northeast LP Company, Inc.

NH Corp to be merged                NH Corp to be merged into

Toll NH GP Corp.                Toll Northeast LP Company, Inc.

NJ LPs to be merged                NJ LPs to be merged into

Toll NJ V, L.P.                    Toll Northeast LP Company, Inc.

Toll NJ Builder I, L.P.                Toll Northeast LP Company, Inc.

NY Corp. to be merged                NY Corp. to be merged into

Toll Peppertree, Inc.                Toll Northeast LP Company, Inc.

NC Corps to be merged                NC Corps to be merged into

Toll Bros. of North Carolina III, Inc.        Toll Holdings, Inc.

Toll NC GP Corp.                Toll Southeast LP Company, Inc.

OH Corp to be merged                OH Corp to be merged into

Toll OH GP Corp.                Toll Northeast LP Company, Inc.

PA LP to be merged                PA LP to be merged into

Village Partners, L.P.                Toll PA Builder Corp.

PA Corps to be merged                PA Corps to be merged into

Toll PA Builder Corp.                Toll Mid-Atlantic LP Company, Inc.

Toll PA GP Corp.                    Toll Mid-Atlantic LP Company, Inc.

Toll PA II GP Corp.                Toll Mid-Atlantic LP Company, Inc.

Toll PA III GP Corp.                Toll Mid-Atlantic LP Company, Inc.

RI Corp to be merged                RI Corp to be merged into

Toll RI GP Corp.                    Toll Northeast LP Company, Inc.

SC Corp to be merged                SC Corp to be merged into

Toll SC GP Corp.                    Toll Southeast LP Company, Inc.

TN Corp to be merged                TN Corp to be merged into

Toll TN GP Corp.                    Toll Southeast LP Company, Inc.

TX Corp to be merged                TX Corp to be merged into

Toll Bros., Inc.                    Toll Holdings, Inc.

EXHIBIT A

For purposes of this Sixteenth Supplemental Indenture, the term “Indenture” shall mean that certain Indenture, dated as of February 7, 2012 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “5.875% Senior Notes”) by Toll Brothers Finance Corp. (the “Issuer”) and the issuance of related guarantees by Toll Brothers, Inc. (the “Company”) and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of January 31, 2012; (ii)  the issuance of $119,876,000 aggregate principal amount of 5.875% Senior Notes issued by the Issuer and the issuance of related guarantees by the Company and the other Guarantors in an exchange for a portion of the Issuer’s outstanding 6.875% Senior Notes due 2012 and 5.95% Senior Notes due 2013; (iii) the First Supplemental Indenture dated as of April 27, 2012 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (iv) the Authorizing Resolutions relating to the $300,000,000 principal amount of 4.375% Senior Notes due 2023 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of April 3, 2013; (v) the Second Supplemental Indenture dated as of April 29, 2013 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (vi) the Authorizing Resolutions relating to the $100,000,000 principal amount of 4.375% Senior Notes due 2023 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of May 8, 2013; (vii) the Authorizing Resolutions relating to the $350,000,000 principal amount of 4.000% Senior Notes due 2018 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 21, 2013; (viii) the Authorizing Resolutions, dated as of November 21, 2013, relating to the $250,000,000 principal amount of 5.625% Senior Notes due 2024 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 21, 2013; (ix) the Third Supplemental Indenture dated as of April 30, 2014 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (x) the Fourth Supplemental Indenture dated as of July 31, 2014 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xi) the Fifth Supplemental Indenture dated as of October 31, 2014 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xii) the Sixth Supplemental Indenture dated as of January 30, 2015 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiii) the Seventh Supplemental Indenture dated as of April 30, 2015 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiv) the Eighth Supplemental Indenture dated as of October 30, 2015 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xv) the Authorizing Resolutions, dated as of October 30, 2015, relating to the $350,000,000 principal amount of 4.875% Senior Notes due 2025 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of October 30, 2015; and (xvi) the Ninth Supplemental Indenture dated as of January 29, 2016 (the “Ninth Supplemental Indenture”), by and between the party listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, affirmed its obligation as a Guarantor) and the Trustee; (xvii) the Tenth Supplemental Indenture dated as of April 29, 2016 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xviii) the Eleventh Supplemental Indenture dated as of October 31, 2016 (the “Eleventh Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Eleventh Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xix) the Twelfth Supplemental Indenture dated as of October 31, 2016 (the “Twelfth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twelfth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xx) the Thirteenth Supplemental Indenture dated as of January 31, 2017 (the “Thirteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Thirteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxi) the Authorizing Resolutions relating to the $300,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities Listed on Schedule I thereto dated as of March 10, 2017; (xxii) the Fourteenth Supplemental Indenture dated as of April 28, 2017 (the “Fourteenth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Fourteenth Supplemental Indenture, affirmed its obligations as a Guarantor) and the Trustee; (xxiii) the Authorizing Resolutions relating to the add-on offering of $150,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 of the Issuer and the issuance of the related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities Listed on Schedule I thereto dated as of June 12, 2017; (xxiv) the Fifteenth Supplemental Indenture dated as of July 31, 2017 (the “Fifteenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Fifteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; and as may be further supplemented (including by this Sixteenth Supplemental Indenture) and/or amended.